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                                                                    Exhibit 3.76

                                  AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                  STAR 2000 LP

TO THE SECRETARY OF STATE OF DELAWARE:

     This Amendment to certificate of Limited Partnership of Star 2000 LP (the "Limited Partnership") is being duly executed and filed by Chaparral Steel Texas, Inc., a Delaware corporation, as the sole general partner, pursuant to 6 Del.C, (S) 17-202 of the Delaware Revised Uniform Limited Partnership Act.

     1. The name of the Limited Partnership is Star 2000 LP.

     2. The date on which the Certificate of Limited Partnership of the Limited Partnership was filed with the Secretary of State of Delaware is October
15, 1996.

     3. The Certificate of Limited Partnership of the Limited Partnership is amended in the following respects in order to change the name of the Limited Partnership as follows:

          "1. Name. The name of the Limited Partnership is Star Recycling LP."

     IN WITNESS WHEREOF, this amendment to Certificate of Limited Partnership of Star 2000 LP has been executed as of the 12th day of January, 1999.

                                          CHAPARRAL STEEL TEXAS, INC.,
                                             General Partner


                                          By: /s/ Larry L. Clark
                                              ----------------------------------
                                              Larry L. Clark, Vice President